CONSENT OF INDEPENDENT ACCOUNTANTS

We  consent  to  the  incorporation  by  reference  in  this  Post-Effective
Amendment No. 32 to the Registration Statement on Form N-1A (File No. 33-8982) of The Victory Portfolios of our reports dated December 13, 1996 on our audits of the financial statements and financial highlights of The Victory Portfolios (comprising, respectively, the U.S. Government Obligations Fund, Prime Obligations Fund, Financial Reserves Fund, Tax-Free Money Market Fund, Ohio Municipal Money Market Fund, Institutional Money Market Fund, Limited Term Income Fund, Intermediate Income Fund, Investment Quality Bond Fund, Government Bond Fund,Government Mortgage Fund, Fund for Income, National Municipal Bond Fund, New York Tax-Free Fund, Ohio Municipal Bond Fund, Balanced Fund, Stock Index Fund, Diversified Stock Fund, Value Fund, Growth Fund, Special Value Fund, Special Growth Fund, Ohio Regional Stock Fund, and International Growth Fund) as of October 31, 1996 and for the periods then ended. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Accountants" in the prospectus for the U.S. Government Obligations Fund, and under the caption "Independent Accountants" for the Lakefront Fund, under the captions
"Miscellaneous"   and   "Independent   Accountants"  in  the  Statement  of
Additional Information relating to The Victory Portfolios in the Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A (File No. 33-8982).

                                                     /s/COOPERS & LYBRAND L.L.P.
                                                     ---------------------------

Columbus, Ohio
June 27, 1997